EXHIBIT 99.1

Tom Petters And Ted Deikel Increase Investment In Enable Holdings Inc.

New Strategy A Catalyst For Investment

Chicago, August 25, 2008 - Enable Holdings, Inc. (ENAB.OB), the leading asset recovery solutions company for the world’s most trusted brands, today announced the purchase of an additional 1.5 million shares of common stock by Tom Petters, Chairman & CEO of Petters Group Worldwide, and Ted Deikel, veteran investor and former Fingerhut Companies Chairman & CEO. The stock purchase follows the company’s recent announcement of the implementation of its new business model, becoming a comprehensive, multi-channel asset recovery solutions provider.

Petters and Deikel previously partnered in 2003 when they purchased certain assets of the Fingerhut Companies and re-launched the business. Fingerhut is today a prosperous, profitable and growing company.

“I see the potential long term value in Enable Holdings and firmly believe in the company’s new business model,” said Petters. “They have positioned themselves well in the marketplace and as they grow, I look forward to being part of it.”

Enable Holdings, Inc. (formerly uBid.com Holdings, Inc.) recently announced a multi-channel lineup of asset recovery solutions through e-commerce and offline platforms. This new model provides five purchasing channels for consumers: business to business e-commerce, business to consumer e-commerce, auction house e-commerce, fixed pricing, and offline commerce.

“I invested in this company because of their uniqueness and dominance in their space,” said Deikel. “Over the last 10 years they have acquired a top brand vendor list and a large customer base. I feel these attributes combined with the new multi-channel platform position the company for significant and profitable growth.”

“We spent the first and second quarters of 2008 building our new platforms and we’re very enthusiastic about our new sales channels and the growth opportunities they represent. The benefits will be seen in the 3rd and 4th quarters of this year,” said Jeff Hoffman, Chief Executive Officer of Enable Holdings, Inc. “It’s a very exciting time at Enable Holdings.”

For more information please visit www.enableholdings.com.

About Enable Holdings, Inc.

Enable Holdings, Inc. is the world's leading excess inventory solutions company that links brand name sellers with customers around the globe. Enable Holdings, Inc. does this through its multi-channel asset-recovery solution that includes an online auction platform located at www.ubid.com, upcoming fixed-price commerce solution RedTag.com, offline excess inventory solution RedTag Live!, business-to-business solution Dibu Trading Company, and upcoming private auction software company Commerce Innovations. Brand name sellers are able to reduce excess inventory more efficiently and profitably than ever before. And however they choose to buy, shoppers now have a connection to the world's most trusted brands at prices far below retail. Enable Holdings, Inc. boasts more than 10 years experience in online commerce.

SEC Filings and Forward-Looking Statements

Additional information about Enable Holdings, Inc. is in the company’s annual report on Form 10-K, filed with the Securities and Exchange Commission.

Certain statements made in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements using terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “possible,” “plan,” “project,” “should,” “will,” “forecast,” and similar words or expressions. Enable Holdings, Inc. intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of Enable Holdings, Inc. and the industries and markets in which Enable Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and Enable Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which Enable Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of Enable Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of Enable Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of Enable Holdings, Inc. to attract and retain qualified personnel, the ability of Enable Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. Enable Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by Enable Holdings, Inc.